Exhibit 99.1

CONTACT:
InvestorRelations@getcosi.com

Così, Inc. Reports 2016 Period 4 Comparable Restaurant Sales and
Announces Earnings Call for First Quarter 2016 Results

Boston, MA - May 4, 2016 - Così, Inc. (NASDAQ: COSI), the fast-casual restaurant company, today reported that estimated system-wide comparable restaurant sales for the 2016 Period 4, as measured for restaurants in operation for more than 15 consecutive months, recorded an aggregate decrease of 0.2% as compared to the 2015 Period 4. The breakdown in estimated comparable restaurant sales between Company-owned and Franchise-owned restaurants is as follows:

For the 4 Weeks Ended April 25, 2016
Company- Owned	-2.2%
Franchise	3.6%
Total System-Wide	-0.2%

The 13 Hearthstone restaurants acquired by the Company on April 1, 2015, will be included in the reported Company-owned comparable restaurant sales results when they have been in operation as Company-owned restaurants for more than 15 consecutive months. As of the 2015 Period 10, the Company began disclosing comparable sales for the acquired restaurants separately. For the 2016 Period 4, the Hearthstone locations recorded an aggregate increase in comparable restaurant sales as follows:

For the 4 Weeks Ended April 25, 2016
Hearthstone Locations	3.7%

“We know from industry benchmarks such as Knapp-Track that April was a very challenging period for the fast-casual segment. However, I am encouraged by the growth we continue to see in Boston, in the franchise system, and in the corporate markets where we have fully implemented all aspects of the Hearthstone model. In fact, the New York Tri-State market, one of our most underperforming markets in 2015, continues to drive results that are now giving Boston a run for its money. We have, and will continue to apply the same discipline that helped us turn around those markets to the ones that remain below our expectations. We are staying the course, and remain focused on doing what we know works fully grounded on our operating plan for the year: driving traffic, generating cash, growing the franchise system, and strengthening our capacity and culture.” stated RJ Dourney, Così’s President and CEO.

“What we are seeing reinforces our belief that we are on-track to turn the Company EBITDA positive between the second and third quarters. Our sales growth assumptions are conservative, we continue to see a sustained improvement in margins and expect that to continue, and our G&A is on track. Overall, our cash position is where we expected it to be.  As I look past the second quarter, I am also encouraged by the positive impact we can expect from our menu and operations simplification initiatives, as well as from targeted marketing efforts to drive trial,” Dourney went on to say.

Teleconference and Webcast Information
Così expects to report First Quarter 2016 results after the close of market on May 12, 2016, and to host an investor teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company's results for the quarter.

Audio
Dial-In Number:  (844) 249-9380
Secondary (International) Dial-In Number:  (270) 823-1523
Participant Code: 63009587
Note:  Participants should dial in a few minutes prior to the start time

Webcast
Website link:  http://ir.getcosi.com
Note:  Live, then archived for one year

Replay
Dial-In Number: (855) 859-2056
Secondary Dial-In Number:  (404) 537-3406
Participant Code: 6309587
Note:  Available from May 12, 2016 (at 8:00 p.m. ET) until May 19, 2016 (8:00 PM ET)

About Così, Inc.
Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 75 Company-owned and 30 franchise restaurants operating in fifteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2015 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Miguel Rossy-Donovan
Chief Financial Officer
(857) 415-5020